Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports Third Quarter 2021 Results and Record Bookings

WESTFORD, Mass., November 2, 2021 - Kadant Inc. (NYSE: KAI) reported its financial results for the third quarter ended October 2, 2021.

Third Quarter Financial Highlights
•Bookings increased 71% to a record $245 million.
•Revenue increased 29% to a record $200 million.
•Operating cash flow increased 56% to $38 million.
•Free cash flow increased 53% to $35 million.
•Net income increased 38% to $20 million.
•GAAP diluted EPS increased 37% to $1.75.
•Adjusted diluted EPS increased 50% to $1.97.
•Adjusted EBITDA increased 36% to $41 million and represented 20.5% of revenue.
•Backlog was a record $299 million.

Note: Percent changes above are based on comparison to the prior year period. Free cash flow, adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“Record revenue combined with excellent execution by our operations teams led to another quarter of strong performance,” said Jeffrey L. Powell, president and chief executive officer of Kadant Inc. “End-market demand was exceptional in the third quarter with record parts demand and robust capital order activity, particularly in our Industrial Processing segment. These results contributed to solid margin performance and improved operating leverage across all our segments.

“Despite an increasingly challenging operating environment resulting from supply chain constraints and inflationary pressures, our global workforce performed extremely well in fulfilling our customer commitments and delivering value. Our end markets continue to show signs of strength as we enter the final quarter of the year and we are well positioned for a strong finish to 2021.”

Third Quarter 2021 compared to 2020
Revenue increased 29 percent to a record $199.8 million compared to $154.6 million in 2020. Organic revenue increased 18 percent, which excludes an eight percent increase from acquisitions and a three percent increase from the favorable effect of foreign currency translation. Gross margin was 41.9 percent, which included a negative 110 basis point impact from the amortization of acquired profit in inventory, compared to 44.2 percent in 2020, which included a positive 110 basis point impact from the receipt of government assistance benefits related to the pandemic.

GAAP diluted earnings per share (EPS) increased 37 percent to a $1.75 compared to $1.28 in 2020. Adjusted diluted EPS increased 50 percent to $1.97 compared to $1.31 in 2020. Adjusted diluted EPS excludes $0.17 of amortization expense from acquired profit in inventory and backlog and $0.05 of acquisition costs in 2021 and $0.03 of restructuring costs, $0.03 of acquisition-related costs, and a $0.03 discrete tax benefit in 2020. Net income increased 38 percent to $20.5 million compared to $14.9 million in 2020. Adjusted EBITDA increased 36 percent to $40.9 million and 20.5 percent of revenue compared to $30.0 million and 19.4 percent of revenue in the prior year quarter. Operating cash flow increased 56 percent to $37.9 million compared to $24.4 million in 2020.

Kadant Reports Results for Third Quarter 2021
November 2, 2021

Bookings increased 71 percent to a record $244.7 million compared to $143.3 million in 2020. Organic bookings increased 57 percent, which excludes a ten percent increase from acquisitions and a four percent increase from the favorable effect of foreign currency translation.

Summary and Outlook
“The strong momentum built up during the first three quarters of 2021 has led to record backlog, and we expect a solid finish to the year," Mr. Powell continued. “While we continue to see strong demand for our products, supply chain constraints, delays in shipments, and the timing of capital orders are moderating our outlook for the fourth quarter. As a result, we are decreasing our revenue expectation to $778 to $783 million for 2021 from our previous range of $783 to $793 million.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, November 3, 2021, at 11:00 a.m. eastern time to discuss its third quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors.” To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 9476904. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our website until December 3, 2021.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the third quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted diluted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue in the third quarter of 2021 included $12.8 million from acquisitions and a $4.6 million favorable foreign currency translation effect. Revenue in the first nine months of 2021 included a $22.2 million favorable foreign currency translation effect and $13.3 million from acquisitions. We present increases or decreases in organic revenue, which excludes the effect of acquisitions and foreign currency translation, to provide investors insight into underlying revenue trends.

Our non-GAAP financial measures exclude restructuring costs, acquisition costs, amortization expense related to acquired profit in inventory and backlog, and discrete tax items. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have

Kadant Reports Results for Third Quarter 2021
November 2, 2021

differing levels of incremental costs or income, or none at all. Free cash flow presents cash flow from operations excluding capital expenditures.

Third Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax expense related to amortization of acquired profit in inventory of $2.2 million in 2021.
•Pre-tax acquisition costs of $0.7 million in 2021 and $0.1 million in 2020.
•Pre-tax expense related to amortization of acquired backlog of $0.6 million in 2021 and $0.3 million in 2020.
•Pre-tax restructuring costs of $0.5 million in 2020.

Adjusted net income and adjusted diluted EPS exclude:
•After-tax expense related to amortization of acquired profit in inventory of $1.5 million ($2.2 million net of tax of $0.7 million) in 2021.
•After-tax acquisition costs of $0.6 million in 2021 ($0.7 million net of tax of $0.1 million) in 2021 and $0.1 million in 2020.
•After-tax expense related to amortization of acquired backlog of $0.4 million ($0.6 million net of tax of $0.2 million) in 2021 and $0.2 million ($0.3 million net of tax of $0.1 million) in 2020.
•After-tax restructuring costs of $0.3 million ($0.5 million net of tax of $0.2 million) in 2020.
•A discrete tax benefit of $0.3 million in 2020.

Free cash flow is calculated as cash flow from operations less:
•Capital expenditures of $3.4 million in 2021 and $1.8 million in 2020.

First Nine Months
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax acquisition costs of $2.6 million in 2021 and $0.5 million in 2020.
•Pre-tax expense related to acquired profit in inventory of $2.2 million in 2021.
•Pre-tax expense related to amortization of acquired backlog of $0.7 million in 2021 and $0.4 million in 2020.
•Pre-tax restructuring costs of $0.9 million in 2020.

Adjusted net income and adjusted diluted EPS exclude:
•After-tax acquisition costs of $2.3 million ($2.6 million net of tax of $0.3 million) in 2021 and $0.4 million ($0.5 million net of tax of $0.1 million) in 2020.
•After-tax expense related to acquired profit in inventory of $1.5 million ($2.2 million net of tax of $0.7 million) in 2021.
•After-tax expense related to acquired backlog of $0.5 million ($0.7 million net of tax of $0.2 million) in 2021 and $0.3 million ($0.4 million net of tax of $0.1 million) in 2020.
•After-tax restructuring costs of $0.7 million ($0.9 million net of tax of $0.2 million) in 2020.
•A discrete tax benefit of $0.3 million in 2020.

Free cash flow is calculated as cash flow from operations less:
•Capital expenditures of $7.7 million in 2021 and $5.4 million in 2020.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

Kadant Reports Results for Third Quarter 2021
November 2, 2021

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
Consolidated Statement of Income	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Revenue	$199,789	$154,610	$568,063	$466,597
Costs and Operating Expenses:
Cost of revenue	116,096	86,294	323,337	263,510
Selling, general, and administrative expenses	52,316	43,853	151,014	134,518
Research and development expenses	2,649	2,658	8,547	8,532
Restructuring costs	—	470	—	926
	171,061	133,275	482,898	407,486
Operating Income	28,728	21,335	85,165	59,111
Interest Income	55	52	176	140
Interest Expense	(1,320)	(1,670)	(3,497)	(6,060)
Other Expense, Net	(23)	(32)	(71)	(95)
Income Before Provision for Income Taxes	27,440	19,685	81,773	53,096
Provision for Income Taxes	6,742	4,705	21,252	13,738
Net Income	20,698	14,980	60,521	39,358
Net Income Attributable to Noncontrolling Interest	(237)	(129)	(635)	(369)
Net Income Attributable to Kadant	$20,461	$14,851	$59,886	$38,989

Earnings per Share Attributable to Kadant:
Basic	$1.77	$1.29	$5.18	$3.40
Diluted	$1.75	$1.28	$5.14	$3.38

Weighted Average Shares:
Basic	11,580	11,504	11,571	11,472
Diluted	11,668	11,589	11,644	11,550

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	October 2, 2021	October 2, 2021	September 26, 2020	September 26, 2020
Net Income and Diluted EPS Attributable to Kadant, as Reported	$20,461	$1.75	$14,851	$1.28
Adjustments for the Following:
Restructuring Costs, Net of Tax	—	—	335	0.03
Acquisition Costs, Net of Tax (b)	595	0.05	58	0.01
Acquired Backlog Amortization, Net of Tax (c)	429	0.04	249	0.02
Acquired Profit in Inventory, Net of Tax (d)	1,549	0.13	—	—
Discrete Tax Items	—	—	(338)	(0.03)
Adjusted Net Income and Adjusted Diluted EPS (a)	$23,034	$1.97	$15,155	$1.31

	Nine Months Ended		Nine Months Ended
	October 2, 2021	October 2, 2021	September 26, 2020	September 26, 2020
Net Income and Diluted EPS Attributable to Kadant, as Reported	$59,886	$5.14	$38,989	$3.38
Adjustments for the Following:
Restructuring Costs, Net of Tax	—	—	667	0.06
Acquisition Costs, Net of Tax (b)	2,325	0.20	355	0.03
Acquired Backlog Amortization, Net of Tax (c)	494	0.04	275	0.02
Acquired Profit in Inventory, Net of Tax (d)	1,549	0.13	—	—
Discrete Tax Items	—	—	(338)	(0.03)
Adjusted Net Income and Adjusted Diluted EPS (a)	$64,254	$5.52	$39,948	$3.46

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Kadant Reports Results for Third Quarter 2021
November 2, 2021

	Three Months Ended			Increase Excluding Acquisitions and FX (a,e)
Revenue by Segment	October 2, 2021	September 26, 2020	Increase
Flow Control	$76,253	$56,815	$19,438	$8,193
Industrial Processing	81,620	62,086	19,534	16,687
Material Handling	41,916	35,709	6,207	2,943
	$199,789	$154,610	$45,179	$27,823

Percentage of Parts and Consumables Revenue	66%	66%

	Nine Months Ended		Increase	Increase Excluding Acquisitions and FX (a,e)
	October 2, 2021	September 26, 2020
Flow Control	$210,769	$165,329	$45,440	$28,778
Industrial Processing	233,455	192,468	40,987	28,391
Material Handling	123,839	108,800	15,039	8,846
	$568,063	$466,597	$101,466	$66,015

Percentage of Parts and Consumables Revenue	66%	65%

	Three Months Ended		Increase	Increase Excluding Acquisitions and FX (e)
Bookings by Segment	October 2, 2021	September 26, 2020
Flow Control	$76,661	$49,608	$27,053	$15,721
Industrial Processing	118,896	59,903	58,993	55,681
Material Handling	49,137	33,838	15,299	9,793
	$244,694	$143,349	$101,345	$81,195

Percentage of Parts and Consumables Bookings	53%	67%

	Nine Months Ended		Increase	Increase Excluding Acquisitions and FX (e)
	October 2, 2021	September 26, 2020
Flow Control	$224,479	$166,713	$57,766	$40,454
Industrial Processing	307,401	178,885	128,516	112,345
Material Handling	130,468	106,344	24,124	15,361
	$662,348	$451,942	$210,406	$168,160

Percentage of Parts and Consumables Bookings	59%	67%

	Three Months Ended		Nine Months Ended
Business Segment Information	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Gross Margin:
Flow Control	49.7%	52.9%	51.8%	53.1%
Industrial Processing	39.7%	43.7%	40.1%	41.0%
Material Handling	31.9%	31.1%	33.8%	33.5%
	41.9%	44.2%	43.1%	43.5%

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Kadant Reports Results for Third Quarter 2021
November 2, 2021

	Three Months Ended		Nine Months Ended
Business Segment Information (continued)	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Operating Income:
Flow Control	$17,129	$13,770	$51,899	$37,360
Industrial Processing	16,095	12,072	44,449	32,147
Material Handling	3,491	2,614	12,941	10,341
Corporate	(7,987)	(7,121)	(24,124)	(20,737)
	$28,728	$21,335	$85,165	$59,111

Adjusted Operating Income (a,f):
Flow Control	$19,835	$14,035	$55,841	$38,081
Industrial Processing	16,128	12,438	44,622	32,948
Material Handling	4,290	2,862	14,352	10,597
Corporate	(7,987)	(7,121)	(24,124)	(20,737)
	$32,266	$22,214	$90,691	$60,889

Capital Expenditures:
Flow Control	$1,128	$509	$1,830	$1,667
Industrial Processing	1,725	785	4,720	2,460
Material Handling	505	486	1,121	1,167
Corporate	12	42	17	125
	$3,370	$1,822	$7,688	$5,419

	Three Months Ended		Nine Months Ended
Cash Flow and Other Data	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Operating Cash Flow	$37,932	$24,393	$101,410	$52,601
Less: Capital Expenditures	(3,370)	(1,822)	(7,688)	(5,419)
Free Cash Flow (a)	$34,562	$22,571	$93,722	$47,182

Depreciation and Amortization Expense	$9,195	$8,086	$24,597	$23,260

Balance Sheet Data	October 2, 2021	January 2, 2021
Assets
Cash, Cash Equivalents, and Restricted Cash	$83,664	$66,640
Accounts Receivable, net	120,496	91,540
Inventories	135,476	106,814
Unbilled Revenue	7,915	7,576
Property, Plant, and Equipment, net	110,088	84,642
Intangible Assets	205,328	160,965
Goodwill	398,907	351,753
Other Assets	71,254	57,641
	$1,133,128	$927,571
Liabilities and Stockholders' Equity
Accounts Payable	$53,476	$32,264
Debt Obligations	309,389	227,963
Other Borrowings	5,107	5,511
Other Liabilities	221,770	164,928
Total Liabilities	589,742	430,666
Stockholders' Equity	543,386	496,905
	$1,133,128	$927,571

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Kadant Reports Results for Third Quarter 2021
November 2, 2021

	Three Months Ended		Nine Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Consolidated
Net Income Attributable to Kadant	$20,461	$14,851	$59,886	$38,989
Net Income Attributable to Noncontrolling Interest	237	129	635	369
Provision for Income Taxes	6,742	4,705	21,252	13,738
Interest Expense, Net	1,265	1,618	3,321	5,920
Other Expense, Net	23	32	71	95
Operating Income	28,728	21,335	85,165	59,111
Restructuring Costs	—	470	—	926
Acquisition Costs (b)	718	78	2,619	485
Acquired Backlog Amortization (c)	604	331	691	367
Acquired Profit in Inventory (d)	2,216	—	2,216	—
Adjusted Operating Income (a)	32,266	22,214	90,691	60,889
Depreciation and Amortization	8,591	7,755	23,906	22,893
Adjusted EBITDA (a)	$40,857	$29,969	$114,597	$83,782
Adjusted EBITDA Margin (a,g)	20.5%	19.4%	20.2%	18.0%

Flow Control
Operating Income	$17,129	$13,770	$51,899	$37,360
Restructuring Costs	—	265	—	721
Acquisition Costs (b)	507	—	1,743	—
Acquired Backlog Amortization (c)	353	—	353	—
Acquired Profit in Inventory (d)	1,846	—	1,846	—
Adjusted Operating Income (a)	19,835	14,035	55,841	38,081
Depreciation and Amortization	2,333	1,564	5,473	4,729
Adjusted EBITDA (a)	$22,168	$15,599	$61,314	$42,810
Adjusted EBITDA Margin (a,g)	29.1%	27.5%	29.1%	25.9%

Industrial Processing
Operating Income	$16,095	$12,072	$44,449	$32,147
Restructuring Costs	—	205	—	205
Acquisition Costs (b)	33	78	113	485
Acquired Backlog Amortization (c)	—	83	60	111
Adjusted Operating Income (a)	16,128	12,438	44,622	32,948
Depreciation and Amortization	3,341	3,311	10,082	9,598
Adjusted EBITDA (a)	$19,469	$15,749	$54,704	$42,546
Adjusted EBITDA Margin (a,g)	23.9%	25.4%	23.4%	22.1%

Material Handling
Operating Income	$3,491	$2,614	$12,941	$10,341
Acquisition Costs (b)	178	—	763	—
Acquired Backlog Amortization (c)	251	248	278	256
Acquired Profit in Inventory (d)	370	—	370	—
Adjusted Operating Income (a)	4,290	2,862	14,352	10,597
Depreciation and Amortization	2,885	2,824	8,253	8,416
Adjusted EBITDA (a)	$7,175	$5,686	$22,605	$19,013
Adjusted EBITDA Margin (a,g)	17.1%	15.9%	18.3%	17.5%

Corporate
Operating Loss	$(7,987)	$(7,121)	$(24,124)	$(20,737)
Depreciation and Amortization	32	56	98	150
EBITDA (a)	$(7,955)	$(7,065)	$(24,026)	$(20,587)

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Kadant Reports Results for Third Quarter 2021
November 2, 2021

(a)	Represents a non-GAAP financial measure.

(b)	Represents transaction costs associated with our acquisitions. Operating income by segment has been recast in the first six months of 2021 to include acquisition costs of $585 and $80 in our Material Handling and Industrial Processing segments, respectively, which were previously included in Corporate.

(c)	Represents intangible amortization expense associated with acquired backlog.

(d)	Represents expense within the cost of revenue associated with amortization of acquired profit in inventory.

(e)	Represents the increase resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(f)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(g)	Calculated as adjusted EBITDA divided by revenue in each period.

About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with approximately 2,900 employees in 21 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the fiscal year ended January 2, 2021 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to the impact of the COVID-19 pandemic on our operating and financial results; adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; health epidemics; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; price increases or shortages of raw materials; competition; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; loss of key personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; substitution of an alternative index for LIBOR; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

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Kadant Reports Results for Third Quarter 2021
November 2, 2021

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com

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